EXHIBIT 99.1

Crexendo Announces First Quarter 2026 Results

PHOENIX, AZ / ACCESSWIRE / May 5, 2026 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes, today announced financial results for the first quarter ended March 31, 2026.

First Quarter Financial highlights:

•	Total revenue increased 29% year-over-year to $20.7 million

•	GAAP net income of $0.6 million, or $0.02 per basic and diluted common share.

•	Non-GAAP net income of $3.3 million, or $0.10 per basic and diluted common share.

Financial Results for the First Quarter of 2026

Total Revenue: Consolidated total revenue for the first quarter of 2026 increased 29%, or $4.7 million, to $20.7 million compared to $16.1 million for the first quarter of 2025.

Service Revenue: Consolidated service revenue for the first quarter of 2026 increased 29%, or $2.4 million, to $10.6 million compared to $8.2 million for the first quarter of 2025.

Software Solutions Revenue: Consolidated software solutions revenue for the first quarter of 2026 increased 12%, or $0.9 million, to $7.7 million compared to $6.9 million for the first quarter of 2025.

Product Revenue: Consolidated product revenue for the first quarter of 2026 increased 141%, or $1.4 million, to $2.4 million compared to $1.0 million for the first quarter of 2025.

Operating Expenses: Consolidated operating expenses for the first quarter of 2026 increased 36%, or $5.4 million, to $20.3 million compared to $14.9 million for the first quarter of 2025.

Net Income/(Loss): The Company reported net income of $0.6 million for the first quarter of 2026, or $0.02 per basic and diluted common share, compared to net income of $1.2 million, or $0.04 per basic and diluted common share for the first quarter of 2025.

Non-GAAP: Non-GAAP net income of $3.3 million for the first quarter of 2026, or $0.10 per basic and diluted common share, compared to non-GAAP net income of $2.7 million or $0.10 per basic common share and $0.09 per diluted common share for the first quarter of 2025.

EBITDA and Adjusted EBITDA: EBITDA for the first quarter of 2026 of $1.6 million compared to $1.9 million for the first quarter of 2025. Adjusted EBITDA for the first quarter of 2026 of $3.2 million compared to $2.7 million for the first quarter of 2025.

Cash and Cash Equivalents: Total cash and cash equivalents at March 31, 2026 was $7.2 million compared to $31.4 million at December 31, 2025.

Cash Flow: Cash provided by operating activities for the first quarter of 2026 was $2.0 million compared to cash provided by operating activities of $1.2 million for the first quarter of 2025. Cash used in investing activities for the first quarter of 2026 was ($26.2) million compared to nill for the first quarter of 2025. Cash provided by financing activities for the first quarter of 2026 was $0.1 million compared to cash provided by financing activities of $1.8 million for the first quarter of 2025.

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Management Commentary

“Our first quarter results reflect continued strong execution and further validate the scalability of our operating model. Total revenue increased 29% year over year to $20.7 million, and we delivered GAAP net income of $0.6 million alongside non-GAAP net income of $3.3 million. Importantly, we extended our streak of GAAP profitability to 10 consecutive quarters, despite absorbing acquisition related expenses and additional amortization expenses related to the intangible assets recorded in connection with the Estech Systems (“ESI”) acquisition, which are fully reflected in our GAAP results.” Said Jeff Korn, CEO and Chairman. “The ESI acquisition is performing ahead of our expectations and is already contributing meaningfully to both revenue and operational momentum. Integration is progressing well, with strong alignment across sales, operations, and engineering, and we are beginning to see early synergies that we expect to build on overtime. Our Q1 results only included 1 month of ESI contributions and I am excited about the impact we will see going forward from this significant acquisition.”

Korn added “From a profitability standpoint, our strong non-GAAP results better reflect the underlying performance of the business by excluding items such as share based compensation, acquisition related expenses, and depreciation and amortization including Acquisition related costs of $839,000 and amortization expense of $1.1 Million. These results highlight the strength of our core operations and our ability to scale efficiently while continuing to invest in growth initiatives. We also continued to enhance our platform during the quarter, improving functionality, user experience, and overall competitiveness. We released our Crexendo AI Receptionist/Orchestrator (CAIRO) during the quarter and are very pleased with the early response in the market, and we will be introducing further AI enhancements. We continue to see increasing traction in our marketplace and broader ecosystem, and we are strengthening our position as a long-term platform provider and expanding our opportunity set. While we remain disciplined given the broader macro environment, our combination of sustained double-digit growth, consistent profitability, and successful integration of acquisitions positions us well as we continue to scale. We believe these dynamics, together with improving operating leverage over time, create a compelling framework for long term value creation. We are clearly on a trajectory toward $100 million in annual revenue and remain confident in our ability to execute against that path while continuing to enhance the quality and durability of our earnings.”

Conference Call

Crexendo management will hold a conference call today, May 5, 2026, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 877-545-0320

International Participants: 973-528-0002

Participant Access Code: 805100

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 805100 and the Crexendo earnings call. A replay of the call will be available until May 19, 2026, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 53939.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes. Our solutions currently support over seven million end users globally, through our extensive global network of over 245 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) believing that the first quarter results reflect continued strong execution and further validate the scalability of the operating model; (ii) believing that it is a positive development that the Company extended the streak of GAAP profitability despite absorbing acquisition related expenses and additional amortization expenses related to the intangible assets recorded in connection with the Estech Systems (“ESI”) acquisition; (iii) believing the ESI acquisition is performing ahead of our expectations and is already contributing meaningfully to both revenue and operational momentum and that integration is progressing well, with strong alignment across sales, operations, and engineering; (iv) the Company beginning to see early synergies that it expects to build on overtime; (v) being excited about the impact it will see going forward from this significant acquisition; (vi) believing that from a profitability standpoint, the strong non-GAAP results better reflect the underlying performance of the business by excluding items such as share based compensation, acquisition related expenses, and depreciation and amortization; (vii) being very pleased with the early response in the market  of Crexendo AI Receptionist/Orchestrator (CAIRO), with expecting to be introducing further AI enhancements; (viii) believing the results highlight the strength of the core operations and the ability to scale efficiently while continuing to invest in growth initiatives; (ix) having continued to enhance the platform during the quarter, improving functionality, user experience, and overall competitiveness which combined with increasing traction in its marketplace and broader ecosystem strengthening the position as a long-term platform provider and expanding the opportunity set; (x) believing the combination of sustained double-digit growth, consistent profitability, and successful integration of acquisitions positions the Company well as it continues to scale; (xi) believing these dynamics, together with improving operating leverage over time, create a compelling framework for long term value creation; and (xii) clearly being on a trajectory toward $100 million in annual revenue while remaining confident in the ability to execute against that path while continuing to enhance the quality and durability of our earnings.

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For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2025, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$7,249	$31,378
Trade receivables, net of allowance of $156 and $124, respectively	6,374	4,913
Contract assets, net of allowance of $2 and $0, respectively	122	-
Inventories	1,170	454
Equipment financing receivables, net of allowance of $74 and $50, respectively	2,645	1,416
Contract costs	3,894	2,318
Prepaid expenses	1,332	892
Income tax receivable	204	234
Other current assets	36	292
Total current assets	23,026	41,897

Contract assets, net of current position, net of allowance of $122 and $145, respectively	665	402
Long-term equipment financing receivables, net of allowance of $151 and $107, respectively	5,517	3,223
Property and equipment, net	439	195
Operating lease right-of-use assets	865	1,006
Intangible assets, net	40,136	17,860
Goodwill	14,215	9,454
Contract costs, net of current portion	6,075	3,319
Other long-term assets	343	330
Total Assets	$91,281	$77,686

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,644	$649
Accrued expenses	9,891	8,391
Finance leases	2	2
Notes payable	-	114
Operating lease liabilities	503	493
Income tax payable	147	151
Contract liabilities	3,601	2,528
Total current liabilities	16,788	12,328

Contract liabilities, net of current portion	1,382	1,008
Operating lease liabilities, net of current portion	400	529
Total liabilities	18,570	13,865

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 32,392,643 shares issued and outstanding as of March 31, 2025 and 31,004,327 shares issued
and outstanding as of December 31, 2025	32	31
Additional paid-in capital	153,653	145,325
Accumulated deficit	(81,141)	(81,719)
Accumulated other comprehensive income	167	184
Total stockholders' equity	72,711	63,821

Total Liabilities and Stockholders' Equity	$91,281	$77,686

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2026	2025
Service revenue	$10,561	$8,182
Software solutions revenue	7,723	6,868
Product revenue	2,426	1,007
Total revenue	20,710	16,057

Operating expenses:
Cost of service revenue	3,884	3,487
Cost of software solutions revenue	2,436	1,490
Cost of product revenue	1,673	599
Selling and marketing	5,654	4,289
General and administrative	5,056	3,519
Research and development	1,567	1,523
Total operating expenses	20,270	14,907

Income/(loss) from operations	440	1,150

Other income/(expense):
Interest income	159	84
Interest expense	-	(9)
Other income/(expense), net	8	(10)
Total other income/(expense), net	167	65

Income/(loss) before income tax	607	1,215

Income tax (provision)/benefit	(29)	(44)

Net income/(loss)	$578	$1,171

Earnings per common share:
Basic	$0.02	$0.04
Diluted	$0.02	$0.04

Weighted-average common shares outstanding:
Basic	31,533,566	28,024,280
Diluted	32,683,949	31,092,775

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$578	$1,171
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	1,169	771
Allowance for credit losses	(6)	(112)
Share-based compensation	721	726
Non-cash operating lease amortization	22	24
Changes in assets and liabilities:
Trade receivables	(1,195)	273
Contract assets	155	(8)
Equipment financing receivables	156	(115)
Inventories	186	(183)
Contract costs	(319)	(192)
Prepaid expenses	(180)	(117)
Income tax receivable	30	33
Other assets	255	(4)
Accounts payable and accrued expenses	248	(695)
Income tax payable	(4)	-
Contract liabilities	221	(334)
Net cash provided by/(used for) operating activities	2,037	1,238

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of a business, net of cash acquired	(26,210)	-
Net cash provided by/(used for) investing activities	(26,210)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	-	(19)
Repayments made on notes payable	(114)	(117)
Proceeds from exercise of options	307	1,979
Taxes paid on the net settlement of stock options and RSUs	(132)	(80)
Net cash provided by/(used for) financing activities	61	1,763
Effect of exchange rate changes on cash	(17)	13

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(24,129)	3,014

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	31,378	18,193

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$7,249	$21,207

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$-	$(10)
Interest expense	$(1)	$(8)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for the acquisition of ESI	$7,433	$-

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USE OF NON-GAAP FINANCIAL MEASURES

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and related taxes, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation and related taxes. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 5, 2026 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)
	Three Months Ended March 31,
	2026	2025
U.S. GAAP net income/(loss)	$578	$1,171
Share-based compensation and related taxes (1)	727	798
Acquisition related expenses	839	-
Amortization of intangible assets	1,124	706
Non-GAAP net income	$3,268	$2,675

Non-GAAP earnings per common share:
Basic	$0.10	$0.10
Diluted	$0.10	$0.09

Weighted-average common shares outstanding:
Basic	31,533,566	28,024,280
Diluted	32,392,643	31,092,775

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)
	Three Months Ended March 31,
	2026	2025
U.S. GAAP net income/(loss)	$578	$1,171
Depreciation and amortization	1,169	771
Interest expense	-	9
Other, net	(167)	(74)
Income tax provision	29	44
EBITDA	1,609	1,921
Share-based compensation and related taxes (1)	727	798
Acquisition related expenses	839	-
Adjusted EBITDA	$3,175	$2,719

_______________

(1)	For the three months ended March 31, 2026 and 2025, employer payroll tax expense related to share-based compensation was $6 and $72, respectively.

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